EXHIBIT 99.1

ChinaCast Education Corporation Reports Third Quarter 2008 Results

    -- Total revenue increased by 58% year-over-year
    -- Operating income increased by 59% year-over-year

BEIJING, Nov. 10, 2008 (GLOBE NEWSWIRE) -- ChinaCast Education Corporation ("ChinaCast" or the "Company") (Nasdaq:CAST), one of China's leading for-profit, post-secondary education and e-learning services providers, today announced results for the third quarter ended September 30, 2008.

2008 Third Quarter Highlights(1):

   * Total revenue was RMB72.8 million (US$10.7 million), a 58%
     increase year-over-year.

   * Gross profit for the third quarter was RMB42.0 million (US$6.2 million), a 62% increase year-over-year.  The gross profit margin for the third quarter was 58%.

   * Operating income for the third quarter was RMB25.1 million
     (US$3.7 million), a 59% increase year-over-year.  Operating margin for the third quarter was 34%.

   * Net income for the third quarter was RMB19.7 million (US$2.9 million), a 17% increase year-over-year.  Net income margin for the third quarter was 27%.

   * Basic and diluted earnings per share for the quarter were RMB0.63
     (US$0.09) and RMB0.63 (US$0.09) respectively.  Weighted average shares used in the computation of basic and diluted earnings per share for the third quarter were 31.4 million and 31.4 million, respectively.

   * Cash flow from operations for the third quarter was RMB96.7 million (US$14.2 million), a 203% increase year-over-year.

   * As at September 30, 2008, ChinaCast had cash, cash equivalents and term deposits of RMB496.9 million  (US$73.0 million).

Chairman and Chief Executive Officer of ChinaCast, Ron Chan, commented, "I am very pleased with the performance of the whole Company. Our third quarter results show increased revenues and profits thanks to growth in our e-learning segment and the contribution of the Foreign Trade and Business College of Chongqing Normal University, which was acquired earlier this year. We continue to work to develop the synergies between our e-learning business and our traditional university business and seek opportunities to grow the Company. Our balance sheet remains strong and provides sufficient means to allow us to expand the Company should the right opportunity arise."

Financial Results for the Third Quarter ended September 30, 2008

ChinaCast is organized into two business divisions: the E-Learning Group ("ELG"), encompassing the Company's core e-learning education service businesses, and the Traditional University Group ("TUG"), offering accredited bachelor and diploma programs to students from the Foreign Trade and Business College (FTBC) campus in Chongqing.

Revenue. Total revenue for the third quarter was RMB72.8 million (US$10.7 million), a 58% increase year-over-year. The increase was mainly due to the addition of the TUG business, which was newly established in the second quarter of 2008, and an increase and in ELG services revenue (up 17%). Total revenue from the ELG for the third quarter came to RMB46.3 million (US$6.8 million) compared to RMB46.0 million (US$6.8 million) for the third quarter of 2007, mainly due to the decrease in equipment sales which were somewhat offset by the increase in service revenues. Revenue from the TUG for the third quarter of 2008 was RMB26.5 million (US$3.9 million) and does not compare with the prior year when this business line was not yet part of the company.

Cost of Sales. Cost of sales for the third quarter was RMB30.8 million (US$4.5 million), a 53% increase year-over-year, primarily due to the addition of the TUG business.

Gross Profit. Gross profit for the third quarter amounted to RMB42.9 million (US$6.2 million), a 62% increase year-over-year. The gross profit margin for the third quarter was 58%.

Share-Based Compensation. Share-based compensation for the third quarter, which was allocated to related selling and marketing expenses and to general administrative expenses, was RMB2.2 million (US$0.3 million).

Operating Expenses. Operating expenses for the third quarter were RMB16.9 million (US$2.5 million), a 67% increase year-over-year, primarily due to the addition of the TUG business division, payment of the Delaware Franchise Tax amounting to RMB1.9 million (US$0.3 million), share-based compensation expenses and a reduction in management service fees.

Operating Income. Operating income for the third quarter was RMB25.1 million (US$3.7 million), a 59% increase year-over-year. Operating margin for the third quarter was 34%.

Income Tax. Income tax expense for the third quarter was RMB6.7 million (US$1.0 million), a 49% increase year-over-year, mainly due to the addition of the TUG business.

Net Income. Net income for the third quarter increased 17% year-over-year to RMB19.7 million (US$2.9 million). The net income margin for the third quarter was 27%.

Basic and Diluted Earnings Per Share (EPS). Basic and diluted earnings per share for the third quarter were RMB0.63 (US$0.09) and RMB0.63 (US$0.09), respectively. Weighted average shares used in the computation of basic and diluted earnings per share for the third quarter were 31.4 million and 31.4 million, respectively.

Cash Flow from Operations. Cash flow from operations for the third quarter was RMB96.7 million (US$14.2 million), a 203% increase year-over-year.

Cash. As of September 30, 2008, ChinaCast had cash, cash equivalents and term deposits of RMB496.9 million (US$73.0 million), up from the RMB393.2 million (US$57.8 million) as at June 30, 2008.

Outlook for the Year Ending December 31, 2008

ChinaCast reaffirms its earlier guidance of total revenue for the full year ending December 31, 2008, in the range of RMB234 million (US$34.4 million) to RMB256 million (US$37.7 million), representing year-over-year total revenue growth in the range of 25% to 36%, respectively, based on Company estimates in RMB.

ChinaCast estimates net income for the full year ending December 31, 2008, excluding share-based compensation expenses, to be in the range of RMB80 million (US$11.8 million) to RMB95 million (US$14.0 million), representing year-over-year net income growth in the range of 36% to 62%, respectively, based on Company estimates in RMB. This forecast reflects ChinaCast's current and preliminary view, which is subject to change.

Conference Call Information

A conference call to discuss the third quarter financial results will be held at 8:00 am U.S. Eastern Time on Tuesday, November 11, 2008 (9:00 pm on November 11, 2008, Beijing/Hong Kong Time). The discussion will feature remarks by Ron Chan, Chairman and Chief Executive Officer, and Tony Sena, Chief Financial Officer.

The dial-in details for the earnings conference call are as follows:

 US/Canada Toll Free:  +1-877-675-4756
 International: +1-719-325-4894

A replay of the conference call will be available at the following numbers from 11:30 am US Eastern Time, Nov. 11, 2008, until midnight US Eastern Time, Nov. 25, 2008.

 US/Canada Toll Free: +1-888-203-1112
 International:  +1-719-457-0820
 Pass Code:  3159341

Additionally, a live and archived version of the earnings call will be available at www.chinacasteducation.com. Please access the website approximately 10 minutes prior to the start time in order to download and install any necessary software.

About ChinaCast Education Corporation

Established in 1999, ChinaCast Education Corporation is a leading for-profit, post-secondary education and e-learning services provider in China. The Company provides its post-secondary degree programs through its 80% ownership in the holding company of the Foreign Trade and Business College (FTBC) of Chongqing Normal University. FTBC offers career-oriented bachelor's degree and diploma programs in business, economics, trade, tourism management, advertising, language, IT and music. These degree and diploma programs are fully accredited by the PRC Ministry of Education. The Company provides its e-learning services to post-secondary institutions, K-12 schools, government agencies and corporations via its nationwide satellite broadband network. These services include interactive distance learning applications, multimedia education content delivery, English language training and vocational training courses. The company is listed on the NASDAQ with the ticker symbol CAST.

Cautionary Statement for Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995

This press release may contain statements that are forward-looking, as that term is defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements express our current expectations or forecasts of possible future results or events, including projections of future performance, statements of management's plans and objectives, future contracts, and forecasts of trends and other matters. These projections, expectations and trends are dependent on certain risks and uncertainties including such factors, among others, as growth in demand for education services, smooth and timely implementation of new training centers and other risk factors listed in the company's Annual Report on Form 10KSB for the fiscal year ended December 31, 2007. Forward-looking statements speak only as of the date of this filing, and we undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur. You can identify these statements by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate", "estimate", "expect", "believe," "will likely result," "outlook," "project" and other words and expressions of similar meaning. No assurance can be given that the results in any forward-looking statements will be achieved and actual results could be affected by one or more factors, which could cause them to differ materially. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act.

(1) Unaudited. All US Dollar amounts are based on the exchange rate of USD $1.0 = 6.8 RMB.

           CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
               (In thousands, except share-related data)
 (All US dollar amounts are based on the exchange rate of 1US$=6.8 RMB)

                                         As of September 30,    As of
                                        --------------------  Dec. 31,
                                          2008       2008       2007
                                        ---------  ---------  ---------
                                           US$        RMB        RMB
 Assets

 Current assets:
  Cash and cash equivalents                12,924     87,884    138,610
  Term deposits                            60,147    409,000    596,768
  Accounts receivable                       8,712     59,242     35,316
  Inventory                                   303      2,057      2,015
  Prepaid expenses and other current
   assets                                   1,428      9,720      7,127
  Amounts due from related parties            336      2,288      3,248
                                        ---------  ---------  ---------

 Total current assets                      83,850    570,191    783,084
 Non-current deposits                         116        788      1,948
 Deposit for business acquisition           2,794     19,000         --
 Property and equipment, net               33,458    227,514     11,107
 Land use rights, net                      18,007    122,448         --
 Acquired intangible assets, net            7,403     50,338     21,781
 Long-term investments                      1,549     10,531     11,165
 Non-current advances to a related
  party                                    16,040    109,072    119,914
 Goodwill                                  45,790    311,369      1,715
                                        ---------  ---------  ---------

 Total assets                             209,007  1,421,251    950,714
                                        =========  =========  =========

 Liabilities, minority interest, and
  shareholders' equity
 Current liabilities:
  Accounts payable                          2,882     19,595     13,027
  Accrued expenses and other current
   liabilities                             28,420    193,261     53,376
  Income taxes payable                      7,423     50,477     31,237
  Other borrowings                            632      4,298         --
  Current portion of long-term bank
   loans                                   11,529     78,400         --
  Current portion of capital lease
   obligations                                177      1,202         34
                                        ---------  ---------  ---------

 Total current liabilities                 51,063    347,233     97,674
                                        ---------  ---------  ---------

 Non-current liabilities:
  Capital lease obligation, net of
   current portion                            357      2,430         --
  Deferred tax liabilities                  3,189     21,685         --
  Unrecognized tax benefits                 5,332     36,258     27,892
                                        ---------  ---------  ---------

 Total non-current liabilities              8,878     60,373     27,892
                                        ---------  ---------  ---------

 Total liabilities                         59,941    407,606    125,566
                                        ---------  ---------  ---------

 Minority interest                          6,283     42,723     20,512
                                        ---------  ---------  ---------

     CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) - continued
               (In thousands, except share-related data)
(All US dollar amounts are based on the exchange rate of 1US$=6.8 RMB)

                                         As of September 30,   As of
                                       --------------------   Dec. 31,
                                         2008       2008        2007
                                       ---------  ---------  ---------
                                          US$       RMB         RMB

 Commitments and contingencies
 Shareholders' equity:
  Ordinary shares (US$0.0001 par value;
   100,000,000 shares authorized in
   2008 and 2007; 31,389,251 and
   27,292,641 shares issued and
   outstanding in 2008 and 2007,
   respectively)                               3         24         21
  Additional paid-in capital             129,674    881,785    768,844
  Statutory reserve                        3,775     25,671     16,087
  Accumulated other comprehensive loss      (813)    (5,526)    (5,205)
  Retained earnings                       10,144     68,968     24,889
                                       ---------  ---------  ---------

 Total shareholders' equity              142,783    970,922    804,636
                                       ---------  ---------  ---------

 Total liabilities, minority interest,
  and shareholders' equity               209,007  1,421,251    950,714
                                       =========  =========  =========

      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
                (In thousands, except share-related data)
  (All US dollar amounts are based on the exchange rate of 1US$=6.8 RMB)

                                        For the three months ended
                                                September 30,
                                    ----------------------------------
                                       2008        2008        2007
                                       ----        ----        ----
                                       US$         RMB          RMB

 Revenues:
   Service                              10,420      70,856      37,992
   Equipment                               283       1,923       8,038
                                    ----------  ----------  ----------
                                        10,703      72,779     46,030
                                    ----------  ----------  ----------
 Cost of revenues:
   Service                              (4,248)    (28,887)   (12,178)
   Equipment                              (279)     (1,898)    (7,967)
                                    ----------  ----------  ----------
                                        (4,527)    (30,785)   (20,145)
                                    ----------  ----------  ----------
 Gross profit                            6,176      41,994      25,885
                                    ----------  ----------  ----------

 Operating (expenses) income:
 Selling and marketing expenses
  (including share-based
  compensation of RMB1,506 and
  RMB170 for the nine months ended
  September 30 for 2008 and 2007,
  respectively, share-based
  compensation of RMB114 and RMB170
  for the three months ended
  September 30 for 2008 and 2007,
  respectively)                           (294)     (2,001)     (1,731)
 General and administrative expenses
  (including share-based
  compensation of RMB12,079 and
  RMB360 for the nine months ended
  September 30 for 2008 and 2007,
  respectively, share-based
  compensation of RMB2,115 and
  RMB360 for the three months ended
  September 30 for 2008 and 2007,
  respectively)                         (2,438)    (16,577)    (12,425)
 Foreign exchange loss                     (58)       (392)     (1,114)
 Management service fee                    274       1,864       5,138
 Other operating income                     34         232          --
                                    ----------  ----------  ----------
 Total operating expenses, net          (2,482)    (16,874)    (10,132)
                                    ----------  ----------  ----------

 Income from operations                  3,694      25,120      15,753
 Interest income                           616       4,191       6,140
 Interest expense                          (37)       (251)         (4)
 Income before provision for income
  taxes, earnings in equity
  investments, and minority interest
  and discontinued operations            4,273      29,060      21,889
 Provision for income taxes               (990)     (6,733)     (4,527)
                                    ----------  ----------  ----------

 Income before earnings in equity
  investments, minority interest,
  and discontinued operations            3,283      22,327      17,362
 Gain in equity investments                 27         182        (232)
 Minority interest                        (415)     (2,820)       (295)
                                    ----------  ----------  ----------
 Income from continuing operations       2,895      19,689      16,835
                                    ----------  ----------  ----------

                                          For the nine months ended
                                                 September 30,
                                    ----------------------------------
                                       2008        2008        2007
                                       ----        ----        ----
                                        US$        RMB         RMB

 Revenues:
   Service                              26,745     181,869     106,014
   Equipment                             3,577      24,327      22,144
                                    ----------  ----------  ----------
                                        30,322     206,196     128,158
                                    ----------  ----------  ----------

 Cost of revenues:
   Service                             (10,497)    (71,369)    (33,267)
   Equipment                            (3,543)    (24,093)    (22,378)
                                    ----------  ----------  ----------
                                       (14,040)    (95,462)    (55,645)
                                    ----------  ----------  ----------
 Gross profit                           16,282     110,734      72,513
                                    ----------  ----------  ----------

 Operating (expenses) income:
 Selling and marketing expenses
  (including share-based
  compensation of RMB1,506 and
  RMB170 for the nine months ended
  September 30 for 2008 and 2007,
  respectively, share-based
  compensation of RMB114 and RMB170
  for the three months ended
  September 30 for 2008 and 2007,
  respectively)                           (937)     (6,370)     (4,496)
 General and administrative expenses
  (including share-based
  compensation of RMB12,079 and
  RMB360 for the nine months ended
  September 30 for 2008 and 2007,
  respectively, share-based
  compensation of RMB2,115 and
  RMB360 for the three months ended
  September 30 for 2008 and 2007,
  respectively)                         (6,908)    (46,976)    (33,423)
 Foreign exchange loss                    (153)     (1,043)     (4,257)
 Management service fee                    685       4,655      16,967
 Other operating income                     34         232          --
                                    ----------  ----------  ----------
 Total operating expenses, net          (7,279)    (49,502)    (25,209)
                                    ----------  ----------  ----------

 Income from operations                  9,003      61,232      47,304
 Interest income                         2,319      15,764      12,962
 Interest expense                          (64)       (437)        (34)
 Income before provision for income
  taxes, earnings in equity
  investments, and minority interest
  and discontinued operations           11,258      76,559      60,232
 Provision for income taxes             (2,441)    (16,601)    (12,559)
                                    ----------  ----------  ----------

 Income before earnings in equity
  investments, minority interest,
  and discontinued operations            8,817      59,958      47,673
 Gain in equity investments                (93)       (634)       (711)
 Minority interest                        (832)     (5,661)     (2,719)
                                    ----------  ----------  ----------
 Income from continuing operations       7,892      53,663      44,243
                                    ----------  ----------  ----------

           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (Unaudited) - continued
              (In thousands, except share-related data)
 (All US dollar amounts are based on the exchange rate of 1US$=6.8 RMB)

                                       For the three months ended
                                              September 30,
                                    ----------------------------------
                                       2008        2008        2007
                                    ----------  ----------  ----------
                                       US$         RMB         RMB

 Discontinued operations:
 Loss from discontinued operations,
  net of tax RMBnil for both 2008
  and 2007                                  --          --          --
                                    ----------  ----------  ----------

 Minority interest in discontinued
  operations, net of tax RMBnil for
  both 2008 and 2007                        --          --          --
                                    ----------  ----------  ----------

 Loss on discontinued operations            --          --          --
                                    ----------  ----------  ----------

 Net income                              2,895      19,689      16,835
                                    ==========  ==========  ==========

 Net income per share
   Basic                                  0.09        0.63        0.62
                                    ==========  ==========  ==========
   Diluted                                0.09        0.63        0.61
                                    ==========  ==========  ==========

 Weighted average shares used in
  computation:
   Basic                            31,373,482  31,373,482  27,266,564
                                    ==========  ==========  ==========
   Diluted                          31,373,482  31,373,482  27,783,672
                                    ==========  ==========  ==========

                                      For the nine months ended
                                             September 30,
                                    ----------------------------------
                                       2008        2008        2007
                                    ----------  ----------  ----------
                                       US$         RMB         RMB

 Discontinued operations:
 Loss from discontinued operations,
  net of tax RMBnil for both 2008
  and 2007                                  --          --        (139)
                                    ----------  ----------  ----------

 Minority interest in discontinued
  operations, net of tax RMBnil for
  both 2008 and 2007                        --          --        (230)

 Loss on discontinued operations            --          --        (369)
                                    ----------  ----------  ----------
 Net income                              7,892      53,663      43,874
                                    ==========  ==========  ==========

 Net income per share
   Basic                                  0.28        1.87        1.67
                                    ==========  ==========  ==========
   Diluted                                0.27        1.85        1.60
                                    ==========  ==========  ==========

 Weighted average shares used in
  computation:
   Basic                            28,695,241  28,695,241  26,315,541
                                    ==========  ==========  ==========
   Diluted                          29,026,908  29,026,908  27,491,941
                                    ==========  ==========  ==========

      CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                            (In thousands)
 (All US dollar amounts are based on the exchange rate of 1US$=6.8 RMB)

                                             For the nine months
                                              ended September 30,
                                       -------------------------------
                                          2008        2008        2007
                                          ----        ----        ----
                                           US$        RMB         RMB

 Cash flows from operating
  activities:
 Net income                              7,892      53,663      43,874
 Adjustments to reconcile net income to
  net cash provided by (used in)
  operating activities:
   Minority interest in continuing
    operations                             832       5,661       2,719
   Minority interest in discontinued
    operations                              --          --         230
   Depreciation and amortization         3,395      23,083       3,878
   Share-based compensation              1,998      13,585         530
   Gain on disposal of property, plant
    and equipment                          (34)       (232)         --
   Loss in equity investments               93         634         711
 Changes in assets and liabilities:
   Accounts receivable                  (3,650)    (24,822)      5,604
   Inventory                                (6)        (42)       (164)
   Prepaid expenses and other current
    assets                                (339)     (2,302)     (1,779)
   Non-current deposits                    241       1,640          --
   Amounts due from related parties        141         960         745
   Accounts payable                       (444)     (3,022)     (4,761)
   Accrued expenses and other current
    liabilities                          9,575      65,113     (42,039)
   Amounts due to related parties           --          --        (115)
   Income taxes payable                  2,019      13,728       4,098
   Deferred taxes assets                                           129
   Deferred taxes liabilities             (237)     (1,611)         --
   Unrecognized tax benefits               224       1,529       3,443
                                       -------     -------     -------

 Net cash provided by (used in)
  operating activities                  21,700     147,565     (17,103)
                                       -------     -------     -------

 Cash flows from investing activities:
   Repayment from advance to related
    parties                              1,616      10,991       9,170
   Advance to related parties              (22)       (149)     (1,443)
   Purchase of subsidiaries, net of
    cash acquired                      (68,457)   (465,507)         --
   Purchase of property and equipment   (2,093)    (14,235)     (1,548)
   Term deposits                        27,613     187,768      15,378
   Disposal of property, plant and
    equipment                               38         256          --
   Deposit for business acquisition     (2,794)    (19,000)         --
   Advance received from disposal of
    cost method investment                  --          --      12,000
   Proceeds from disposal of
    discontinued operations, net of
    cash disposed of                        --          --      (9,113)
                                       -------     -------     -------

 Net cash used in investing activities (44,099)   (299,876)     24,444
                                       -------     -------     -------

 Cash flows from financing activities:
   Other borrowings raised                 779       5,298          --
   Repayment of other borrowings        (1,118)     (7,600)         --
   Exercise of warrants, net of expense
    of RMB600                            2,467      16,778          --
   Repayment of capital lease
    obligations                            (27)       (184)       (111)
   Repayment of advances from related
    parities                                --          --      (4,251)
   Collection of subscription
    receivable                          12,893      87,670          --
   Capital distribution                     --          --      (5,793)
                                       -------     -------     -------
 Net cash provided by (used in)
  financing activities                  14,994     101,962     (10,155)
                                       -------     -------     -------
 Effect of foreign exchange rate
  changes                                  (55)       (377)     (1,707)
 Net (decrease) increase in cash and
  cash equivalents                      (7,460)    (50,726)     29,685
 Cash and cash equivalents at beginning
  of the period                         20,384     138,610     278,067
                                       -------     -------     -------
 Cash and cash equivalents at end of
  the period                            12,924      87,884     307,752
                                       =======     =======     =======

CONTACT:  ChinaCast Education Corporation
          Michael J. Santos, Chief Marketing Officer
          (86-10) 6566-7788
          mjsantos@chinacasteducation.com
          www.chinacasteducation.com
          15/F Reignwood Center, No. 8 Yong An-Dongli,
          Jianguomenwai Avenue, Beijing 100022, PRC

          Advanced Investor Relations, L.L.C.
          US Investor Relations Contact:
          Miranda Weeks
          (703) 485-6067
          miranda@advancedinvestorrelations.com